Exhibit 5(a)

                                  AMENDMENT TO
                             STOCKHOLDERS AGREEMENT


           THIS AGREEMENT is made as of the 19th day of April, 2001 by and among Transit Group, Inc., a Florida corporation (the "Company"), those holders of Series B Preferred Stock, no par value per share, of the Company (the "Series B Stock") and common stock of the Company set forth on Annex I hereto (individually, a "Stockholder and collectively, the "Stockholders").

           WHEREAS, the Company and the Stockholders entered into that certain Stockholders Agreement dated as of May 13, 1999 (the "Stockholders Agreement") in connection with the sale by the Company of 5,000,000 shares of its Series A Preferred Stock, no par value per share ("Series A Stock"), to GE Capital Equity Investments, Inc. (the "Purchaser") pursuant to the terms of that certain Stock Purchase Agreement by and between the Company and the Purchaser dated May 13, 1999 (the "Series A Agreement"); and

           WHEREAS, the Company has issued to General Electric Capital Corporation an option to purchase shares of the Company's Common Stock (the "Option"); and

           WHEREAS, the parties to the Stockholders Agreement desire for certain of the terms and conditions of the Stockholders Agreement to apply to the Series B Stock and the common stock underlying the Option, subject to the amendments set forth herein.

           NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Stockholders Agreement as follows:

           1. Upon the consummation of the sale of the Series B Stock to the Stockholders, the definition of "Convertible Preferred Stock" shall mean the Series A Convertible Preferred Stock, no par value, of the Company and the Series B Convertible Preferred Stock, no par value, of the Company.

           2. Upon the issuance of the Option, the term "Stock" shall be deemed to include shares of Common Stock issuable upon exercise of the Option in accordance with the terms thereof.

           3. Except as expressly set forth in this Amendment, the Stockholders Agreement is ratified and confirmed, shall remain in full force and effect and shall not be altered, amended or modified.

           4. This Agreement may be executed in counterparts, all of which taken together shall constitute one in the same instrument.

           IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.



                                 TRANSIT GROUP, INC.

                                 By: /s/ Philip A. Belyew
                                     ------------------------------------------
                                     Philip A. Belyew, CEO



                                 GE CAPITAL EQUITY INVESTMENTS, INC.

                                 By: /s/ Patrick H. Dowling
                                     ------------------------------------------
                                     Patrick H. Dowling, Managing Director


                                 /s/ T. Wayne Davis
                                 -----------------------------------
                                 T. WAYNE DAVIS


                                 /s/ Philip A. Belyew
                                 -----------------------------------
                                 PHILIP A. BELYEW



                                 GENERAL ELECTRIC CAPITAL CORPORATION

                                  By: /s/ Barbara J. Gould
                                      -------------------------------------
                                      Name: Barbara J. Gould
                                      Title: Department Operations Manager




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
                                     ANNEX I


STOCKHOLDERS/PURCHASER                            CLASS OF SECURITIES                   NUMBER OF SHARES
----------------------                            -------------------                   ----------------
G E CAPITAL EQUITY INVESTMENTS, INC.                Series A Stock                           ________
120 Long Ridge Road
Stamford, Connecticut 06927                         Series B Stock                           ________
Attn:    GE Equity Group-Transit
Telecopy No. (203) 357-6426

           with copies to:

           General Electric
           Capital Corporation
           120 Long Ridge Road
           Stamford, Connecticut 06927
           Attn:  GE Equity Group
           Legal Counsel
           Telecopy No. (203) 357-3047

           and

           Weil, Gotshal & Manges LLP
           767 Fifth Avenue
           New York, New York 10153
           Attn:  Ted S. Waksman, Esq.
           Telecopy No. (212) 310-8007


T. WAYNE DAVIS                                      Common Stock                             _________
1910 San Marco Blvd.
Jacksonville, Florida 32207                         Series B Stock                           _________
Telecopy No. ____________

PHILIP A. BELYEW                                    Common Stock                             _________
Suite 1740
2859 Paces Ferry Road                               Series B Stock                           _________
Atlanta, Georgia 30339
Telecopy No:____________




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